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As filed with the Securities and Exchange Commission on June 6, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

OVERSTOCK.COM, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6322 South 3000 East, Suite 100 Salt Lake City, Utah 84121 (801) 947-3100 (Address, including zip code, of Registrant's principal executive offices)	87-0634302 (I.R.S. Employer Identification Number)

Gear.com, Inc. Restated 1998 Stock Option Plan
Amended and Restated 1999 Stock Option Plan
2002 Stock Option Plan, as amended
(Full title of the plan)

Patrick M. Byrne
President and Chief Executive Officer
6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121
(801) 947-3100
(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Robert G. O'Connor, Esq.
Randy Lewis, Esq.
David R. Bowman, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
2795 E. Cottonwood Parkway, Suite 300
Salt Lake City, UT 84121
(801) 993-6400

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value: To be issued under the Gear.com, Inc. Restated 1998 Stock Option Plan(2)	87,095 shares	$5.97	$519,957.15	$48.00

Common Stock, $0.0001 par value: To be issued under the Amended and Restated 1999 Stock Option Plan(3)	1,366,881 shares	$4.84	$6,615,704.04	$609.00

Common Stock, $0.0001 par value: To be issued under the 2002 Stock Option Plan, as amended(4)	110,123 shares	$11.99	$1,320,374.77	$122.00

Common Stock, $0.0001 par value: To be issued under the 2002 Stock Option Plan, as amended(5)	544,919 shares	$13.13	$7,154,786.47	$659.00

Totals	2,109,018 shares		$15,610,822.43	$1,438.00

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1998 Gear.com Restated Stock Option Plan, 1999 Stock Option Plan and 2002 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.
(2)
Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price per share represents the weighted average exercise price of $5.97 per share of options outstanding as of the date hereof totaling 87,095 shares.
(3)
Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price per share represents the weighted average exercise price of $4.83 per share of options outstanding as of the date hereof totaling 1,370,410 shares.
(4)
Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price per share represents the weighted average exercise price of $11.90 per share of options outstanding as of the date hereof totaling 101,122 shares.
(5)
The Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended, to be equal to $13.13 per share, the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq Stock Market on June 3, 2002.

EXPLANATORY NOTE

        This registration statement on Form S-8 is being filed for the purpose of registering 2,109,018 shares of the Registrant's Common Stock to be issued in the future upon the exercise of options under the Registrant's employee benefit plans.

        The financial statements of Gear.com, Inc. for the year ended December 31, 1999 included in the Registrant's prospectus that forms a part of its Registration Statement on Form S-1 (file No. 333-83728), as amended, have been audited by Arthur Andersen LLP, independent public accountants. However, the Registrant has been unable to obtain the written consent of Arthur Andersen with respect to the incorporation by reference of such financial statements in this Registration Statement. Therefore, the Registrant has dispensed with the requirement to file the written consent of Arthur Andersen in reliance upon Rule 437a of the Securities Act of 1933, as amended. As a result, you may not be able to recover damages from Arthur Andersen under Section 11 of the Securities Act of 1933 for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the financial statements of Gear.com, Inc. for the year ended December 31, 1999 in the Registrant's Registration Statement on Form S-1 which are incorporated by reference in this Registration Statement.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

        Overstock.com, Inc. hereby incorporates by reference in this registration statement the following documents:

  1.
  The Registrant's prospectus that forms a part of its Registration Statement on Form S-1 (file No. 333-83728), as amended; and

  2.
  The description of the common stock contained in the Registrant's Registration Statement on Form 8-A filed on May 6, 2002 under Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description..

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

        The financial statements of Gear.com, Inc. for the year ended December 31, 1999 included in the Registrant's prospectus that forms a part of its Registration Statement on Form S-1 (file No. 333-83728), as amended, have been audited by Arthur Andersen LLP, independent public accountants. However, the Registrant has been unable to obtain the written consent of Arthur Andersen with respect to the incorporation by reference of such financial statements in this Registration Statement. Therefore, the Registrant has dispensed with the requirement to file the written consent of Arthur Andersen in reliance upon Rule 437a of the Securities Act of 1933, as amended. As a result, you may not be able to recover damages from Arthur Andersen under Section 11 of the Securities Act of 1933 for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the financial statements of Gear.com, Inc. for the year ended December 31, 1999 in the Registrant's Registration Statement on Form S-1 which are incorporated by reference in this Registration Statement.

Item 4.    Description of Securities

        Not applicable.

Item 5.    Interests of Named Experts and Counsel

        Not applicable.

Item 6.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

        The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law

Item 7.    Exemption From Registration Claimed

        Not applicable.

Item 8.    Exhibits

Exhibit Number		Documents
4.1	*	Gear.com, Inc. Restated 1998 Stock Option Plan and form of agreements thereunder
4.2	*	Amended and Restated 1999 Stock Option Plan and form of agreements thereunder
4.3	*	2002 Stock Option Plan, as amended and form of agreements thereunder
5.1		Opinion of counsel as to legality of securities being registered
23.1		Consent of Counsel (contained in Exhibit 5.1)
23.2		Independent Auditors' Consent
23.3	**	Consent of Arthur Andersen LLP
24.1		Power of Attorney (see page II-6)

*
Incorporated by reference to the Exhibits filed with Overstock.com, Inc.'s Registration Statement on Form S-1 (Registration No. 333-83728) as declared effective by the Securities and Exchange Commission on May 28, 2002.

**
The financial statements of Gear.com, Inc. for the year ended December 31, 1999 included in the Registrant's prospectus that forms a part of its Registration Statement on Form S-1 (file No. 333-83728), as amended, have been audited by Arthur Andersen LLP, independent public accountants. However, the Registrant has been unable to obtain the written consent of Arthur Andersen with respect to the incorporation by reference of such financial statements in this Registration Statement. Therefore, the Registrant has dispensed with the requirement to file the written consent of Arthur Andersen in reliance upon Rule 437a of the Securities Act of 1933, as amended. As a result, you may not be able to recover damages from Arthur Andersen under Section 11 of the Securities Act of 1933 for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the financial statements of Gear.com, Inc. for the year ended December 31, 1999 in the Registrant's Registration Statement on Form S-1 which are incorporated by reference in this Registration Statement.

Item 9.    Undertakings

        (a)  Rule 415 offering. The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 29th day of May 2002.

OVERSTOCK.COM, INC.
By:	/s/ JASON C. LINDSEY Jason C. Lindsey, Chief Financial Officer and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick M. Byrne, Jason C. Lindsey and John B. Pettway, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK M. BYRNE (Patrick M. Byrne)	President, Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2002
/s/ JASON C. LINDSEY (Jason C. Lindsey)	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 29, 2002
/s/ JOHN B. PETTWAY (John B. Pettway)	Director	May 29, 2002
/s/ JOHN J. BYRNE (John J. Byrne)	Director	May 29, 2002
/s/ GORDON S. MACKLIN (Gordon S. Macklin)	Director	May 29, 2002
/s/ ALLISON H. ABRAHAM (Allison H. Abraham)	Director	May 29, 2002
/s/ JOHN A. FISHER (John A. Fisher)	Director	May 29, 2002

OVERSTOCK.COM, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number		Documents
4.1	*	Gear.com, Inc. Restated 1998 Stock Option Plan and form of agreements thereunder
4.2	*	Amended and Restated 1999 Stock Option Plan and form of agreements thereunder
4.3	*	Overstock.com, Inc. 2002 Stock Option Plan
5.1		Opinion of counsel as to legality of securities being registered
23.1		Consent of Counsel (contained in Exhibit 5.1)
23.2		Independent Auditors' Consent
23.3		Consent of Arthur Andersen LLP
24.1		Power of Attorney (see page II-6)

*
Incorporated by reference to the Exhibits filed with Overstock.com, Inc.'s Registration Statement on Form S-1 (Registration No. 333-83728) as declared effective by the Securities and Exchange Commission on May 28, 2002.

**
The financial statements of Gear.com, Inc. for the year ended December 31, 1999 included in the Registrant's prospectus that forms a part of its Registration Statement on Form S-1 (file No. 333-83728), as amended, have been audited by Arthur Andersen LLP, independent public accountants. However, the Registrant has been unable to obtain the written consent of Arthur Andersen with respect to the incorporation by reference of such financial statements in this Registration Statement. Therefore, the Registrant has dispensed with the requirement to file the written consent of Arthur Andersen in reliance upon Rule 437a of the Securities Act of 1933, as amended. As a result, you may not be able to recover damages from Arthur Andersen under Section 11 of the Securities Act of 1933 for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the financial statements of Gear.com, Inc. for the year ended December 31, 1999 in the Registrant's Registration Statement on Form S-1 which are incorporated by reference in this Registration Statement.

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EXPLANATORY NOTE
PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption From Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
OVERSTOCK.COM, INC. REGISTRATION STATEMENT ON FORM S-8 INDEX TO EXHIBITS